EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT



     We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Sparta Foods, Inc. Stock Option Plan of the report of McGladrey & Pullen, LLP dated November 14, 1997, on the financial statements of Sparta Foods, Inc. for the year ended September 30, 1997, included in Sparta Foods, Inc.'s 1997 Annual Report, and incorporated by reference in its Form 10-KSB.


                                             /s/ McGladrey & Pullen, LLP
                                             McGladrey & Pullen, LLP


McGladrey & Pullen, LLP
Minneapolis, Minnesota
January 14, 1998